UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2012

PPG INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania	15272
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (412) 434-3131

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 3, 2012, PPG Industries, Inc. (the “Company”) completed a public offering of $400,000,000 in aggregate principal amount of its 2.700% Notes due 2022 (the “Notes”). The Notes were offered by the Company pursuant to its Registration Statement on Form S-3 (File No. 333-168310), filed with the Securities and Exchange Commission on July 26, 2010 and supplemented by the Prospectus Supplement dated July 31, 2012.

The Company entered into an Underwriting Agreement, dated July 31, 2012, with BNP Paribas Securities Corp., Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the underwriters named therein (the “Underwriters”), in connection with the issuance and sale by the Company of the Notes. Pursuant to the Underwriting Agreement and subject to the terms and conditions expressed therein, the Company agreed to sell the Notes to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public. The Company sold the Notes to the Underwriters at an issue price of 99.332% of the principal amount thereof, and the Underwriters offered the Notes to the public at a price of 99.982% of the principal amount thereof. Interest is payable on the Notes on each August 15 and February 15, commencing on February 15, 2013. Pursuant to the Underwriting Agreement, the Company has also agreed to indemnify the Underwriters and certain controlling persons against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended, and to contribute to payments if the Underwriters are required to make any payments in respect of any of these liabilities.

The Notes were issued pursuant to an indenture dated as of March 18, 2008 (the “Original Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture dated as of March 18, 2008 between the Company and the Trustee (the “First Supplemental Indenture”), a Second Supplemental Indenture dated as of November 12, 2010 between the Company and the Trustee (the “Second Supplemental Indenture”) and a Third Supplemental indenture dated as of August 3, 2012 (the “Third Supplemental Indenture” and, together with the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”). The Company may issue additional debt from time to time pursuant to the Original Indenture. The Indenture governing the Notes contains covenants that limit the Company’s ability to, among other things, incur certain liens securing indebtedness, engage in certain sale-leaseback transactions, and enter into certain consolidations, mergers, conveyances, transfers or leases of all or substantially all the Company’s assets. The terms of the Notes also require the Company to make an offer to repurchase Notes upon a Change of Control Triggering Event (as defined in the Third Supplemental Indenture) at a price equal to 101% of their principal amount plus accrued and unpaid interest.

The Company intends to use the net proceeds from the offering of the Notes to repay a portion of its outstanding 5.75% Notes due 2013 (the “2013 Notes”). The 2013 Notes, the outstanding aggregate principal amount of which as of June 30, 2012 was $600.0 million, are scheduled to mature on March 15, 2013. Any proceeds from the offering not used to repay a portion of our 2013 Notes will be used for general corporate purposes, which may include (i) working capital, (ii) capital expenditures, (iii) investments in or loans to our subsidiaries or joint ventures, (iv) the repayment, redemption or refinancing of debt, (v) the redemption or repurchase of our outstanding securities, (vi) funding of possible acquisitions and (vii) satisfaction of other obligations of ours. Pending any use of the net proceeds of this offering, the net proceeds may be invested in short-term instruments.

The foregoing is a summary of the material terms and conditions of the Notes, the Indenture and the Underwriting Agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Notes, the Indenture and the Underwriting Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated July 31, 2012, among PPG Industries, Inc. and BNP Paribas Securities Corp., Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the underwriters named therein.

4.1	Indenture, dated as of March 18, 2008, between PPG Industries, Inc. and The Bank of New York Mellon Trust Company, was filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on March 18, 2008.

4.2	First Supplemental Indenture, dated as of March 18, 2008, between PPG Industries, Inc. and The Bank of New York Mellon Trust Company, was filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on March 18, 2008.

4.3	Second Supplemental Indenture, dated as of November 12, 2010, between PPG Industries, Inc. and The Bank of New York Mellon Trust Company, was filed as Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on November 12, 2010.

4.4	Third Supplemental Indenture, dated as of August 3, 2011, between PPG Industries, Inc. and The Bank of New York Mellon Trust Company.

Exhibit Number	Description

4.5	Form of 2.700% Note due 2012 (included in Exhibit 4.1 hereto).

5.1	Opinion of K&L Gates LLP.

23.1	Consent of K&L Gates LLP (included in Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2012		PPG INDUSTRIES, INC.
(Registrant)

	By:	/s/ David B. Navikas
David B. Navikas
Senior Vice President, Finance and Chief Financial Officer